UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (RULE 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant  Filed by a Party other than the Registrant  Check the appropriate box:  Preliminary Proxy Statement.  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).  Definitive Proxy Statement.  Definitive Additional Materials.  Soliciting Material Pursuant to §240.14a-12. TCG BDC, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):  No fee required.  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:  Fee paid previously with preliminary materials.  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Please Vote Today. September 2, 2020 Dear Fellow Stockholder: According to our latest records, we have not yet received your voting instructions for the Special Meeting of Stockholders of TCG BDC to be held on Tuesday, September 29, 2020. Your vote is extremely important, no matter how many shares you hold. Please respond to the proxy solicitation by voting in favor of the proposal described in the proxy statement dated August 6, 2020 by utilizing any of the three methods outlined below. Failure to obtain the required votes for the proposal will adjourn the company meeting, which will need to be rescheduled until all voting requirements are met. Please understand that it is critical that we receive your vote so that we may complete the business of the Special Meeting of Stockholders. If you have any questions, please feel free to contact your financial advisor or visit our website at www.tcgbdc.com. Sincerely, Linda Pace Chief Executive Officer, President and Chair THREE WAYS TO VOTE ONLINE PHONE MAIL PROXY QUESTIONS? WWW.PROXYVOTE.COM WITH A PROXY CARD VOTE PROCESSING Call 1-866-304-5477 Please have your proxy card Call 1-800-690-6903 with Mark, sign and date in hand when accessing the a touch-tone phone to vote your ballot and return website. There are easy-to-follow using an automated system. it in the postage-paid directions to help you complete envelope provided. the electronic voting instruction form. R09350-LTR